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                 [LETTERHEAD OF CROUCH, BIERWOLF & CHISHOLM]


                                                     March 3, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549
Attn: Filing Desk




                            Re: SOCHRYS.COM, INC.
                            ---------------------


Dear Sir or Madam:


     Please be advised that we have read the disclosure contained in the Form 8-K of Sochrys.com, Inc. dated March 1, 2000 and we agree with the disclosure contained therein.

                                 Very truly yours,

                                 /s/ CROUCH, BIERWOLF & CHISHOLM
                                 -------------------------------
                                     Crouch, Bierwolf & Chisholm





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